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Exhibit 99.1

Food Company, Inc.
P.O. Box 5132 • Westlake Village, CA 91359-5132 • 818-874-4000 • Fax 818-874-4893

NEWS RELEASE
Contact: Kenneth J. Kay
818-879-6803

DOLE FOOD COMPANY, INC. APPOINTS DELOITTE & TOUCHE AS AUDITORS

        WESTLAKE VILLAGE, California—May 16, 2002—Dole Food Company, Inc. (NYSE: DOL) Thursday announced that its Board of Directors has appointed Deloitte & Touche LLP as the company's independent auditors for 2002. The appointment was made after careful consideration by the Board of Directors, its Audit Committee and management, and concludes an extensive evaluation process.

        David H. Murdock, chairman and chief executive officer said: "We look forward to working with Deloitte & Touche as our independent auditors."

        Deloitte & Touche will replace Arthur Andersen LLP (Andersen) as the independent auditors for the company. The decision to change auditors was made principally because of the departure of many of Andersen's overseas offices and not as the result of any disagreement between the company and Andersen on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. "We value the professional services provided by Andersen over the years and appreciate the excellent work provided by their team," stated Kenneth J. Kay, Dole's vice president and chief financial officer.

        Dole Food Company, Inc., with 2001 revenues of $4.5 billion, is the world's largest producer and marketer of high-quality fresh fruit, fresh vegetables and fresh-cut flowers, and markets a growing line of packaged foods.

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NEWS RELEASE